UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2020

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

888-798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 3, 2020, ShiftPixy, Inc. (the “Company”) executed an Asset Purchase Agreement (“Agreement”) with Shift Human Capital Management Acquisitions, LLC, part of Vensure Employer Services, Inc. (“Vensure”).

The Agreement is attached as an exhibit but as a summary of the Agreement, the Company assigned all rights and interests in its existing Professional Employer Organization (PEO) business to Vensure. The Company will continue to focus on its staffing/technology model serving the Quick Service Restaurant and staffing industries.

Under the Agreement, the Company assigned approximately sixty percent (60%) of its overall business and 100% of its existing PEO business and in addition, the Company agreed to sell certain operating assets associated with the client contracts assigned. In exchange, Vensure paid the Company Nineteen Million Dollars ($19,000,000.00). The Agreement is effective January 1, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated January 3, 2020

99.1	Press Release, dated January 7, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: January 7, 2020	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director

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